UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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Cypress Semiconductor Corporation

(Name of Registrant as Specified In Its Charter)

T.J. Rodgers

J. Daniel McCranie

Camillo Martino

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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FOR IMMEDIATE RELEASE

CYPRESSFIRST COMMENTS ON CYPRESS SEMICONDUCTOR SUPPLEMENTAL PROXY DISCLOSURES

Cypress Board Materially Changes its Timeline and Facts from Original Proxy Relating to Executive

Chairman Conflict of Interest Issues

Both Cypress’s Original and Supplemental Disclosures Remain Materially Incomplete and Misleading

Urges Stockholders to Protect and Enhance Stock Value by Voting the GOLD Proxy Card at the Annual

Meeting FOR the Election of Dan McCranie and Camillo Martino

SAN JOSE, C.A., May 19, 2017—Camillo Martino and J. Daniel McCranie, nominees for election to the Cypress Semiconductor Corporation (NASDAQ: CY) (“Cypress” or “the Company”) Board of Directors at the 2017 Annual Meeting of Stockholder scheduled to be held on June 8, 2017, and T.J. Rodgers, founder and former CEO of Cypress and the Company’s largest individual stockholder, (collectively “CypressFirst”) today issued an open letter to Cypress stockholders regarding the inadecquacies of the Cypress Semiconductor Supplemental Disclosures released on May 18, 2017. The full text of the letter is reprinted below.

The CypressFirst letter, urging Cypress Semiconductor stockholders to vote the GOLD proxy card FOR the election of Dan McCranie and Camillo Martino, can be found at www.CypressFirst.com or on the website of the Securities and Exchange Commission (www.sec.gov).

Media Contacts

Abernathy MacGregor

Jeremy Jacobs / Sheila Ennis

212-371-5999 / 415-926-7961

JRJ@abmac.com

SBE@abmac.com

Investor Contacts

MacKenzie Partners

Daniel Burch / Larry Dennedy

212-929-5500

Dburch@mackenziepartners.com

ldennedy@mackenziepartners.com

*    *    *    *    *

May 19, 2017

Cypress’s Latest Proxy Disclosures Continue to Mislead Stockholders

Dear Fellow Cypress Stockholders:

On April 24, 2017, T.J. Rodgers filed a second complaint with the Delaware Court of Chancery identifying multiple misstatements and omissions in the Cypress proxy statement issued on April 19, 2017. The Delaware Court has scheduled expedited hearings on May 22, 2017 and June 1, 2017 to address Rodgers’ claims that Cypress’s proxy disclosures are incorrect. In response to Rodgers’ identification of massive inaccuracies in the original Cypress proxy statement, on May 18, 2017, Cypress issued a supplement to its proxy statement that in three single-spaced pages attempts to correct the many inaccurate and incomplete disclosures originally made to Cypress stockholders. In the “supplement,” Cypress materially changed its original story and disclosed certain additional facts:

•	Without telling anyone at Cypress, Bingham began discussing a position with Canyon Bridge in August 2016 and started working for Canyon Bridge in October 2016.

•	Bingham finally admitted he reviewed the November 3, 2016 press release identifying him as a Founding Partner of Canyon Bridge before it was released.

•	Bingham had advance knowledge of the Canyon Bridge agreement to acquire Lattice but Bingham never informed anyone at Cypress that he was working for Canyon Bridge prior to being outed in the Canyon Bridge press release on November 3, 2016.

•	Bingham never sought approval from Cypress’s CFO to join Canyon Bridge in accordance with the Cypress Code of Business Conduct and Ethics.

•	Bingham holds ownership and high-level executive positions at Canyon Bridge.

•	The content of the Conflict of Interest Guidelines adopted by the Board on December 19, 2016.

Nevertheless, Cypress’s original and supplemental disclosures remain materially incomplete and misleading. For example, the Board has not fully explained:

•	How the Cypress directors could possibly believe that Bingham does not have irreconcilable conflicts of interest arising from his dual insider roles at Cypress and Canyon Bridge—a direct competitor of Cypress in the acquisition of U.S. semiconductor companies.

•	The basis for the Board’s facially implausible determination that “Canyon Bridge is not a competitor of the Company.”

•	Whether Bingham has ever communicated with Canyon Bridge on any matters relating to Cypress, Cypress business strategy, Cypress customers or other Cypress activities.

•	That the Board has not even considered Bingham’s non-compliance with seven terms of the Cypress Code of Ethics and Business Conduct identified by T.J. Rodgers in his December 9, 2016 letter to the Cypress Board.

•	That Canyon Bridge submitted to Reuters a statement in February 2017 that it stands by the accuracy of its November 3, 2016 press release, which directly contradicts Bingham’s original story about his role with Canyon Bridge.

•	Whether Bingham has discussed potential acquisitions with Canyon Bridge and whether this was among the “other things” Bingham was assisting Canyon Bridge with prior to December 2016.

•	That the “China-domiciled limited partner” primarily funding Canyon Bridge is affiliated with the Chinese government and that 22 members of Congress have determined that Canyon Bridge “appears to be a legal construction intended to obfuscate the involvement of numerous [Chinese] state-owned enterprises.”

•	That the newly adopted Conflict of Interest Guidelines will not ensure that Bingham—a member of the Cypress Board’s M&A Committee—will have no knowledge about Cypress potential acquisitions that could overlap with Canyon Bridge’s announced plan to acquire U.S.-based semiconductor companies.

•	Whether any of the Cypress directors have expressed particular concerns about Bingham’s conflicts and the Board’s response to date.

The misleading disclosures and omissions in the Cypress supplement reconfirm the current Cypress directors’ continuing unwillingness to be completely candid with Cypress stockholders. Instead of telling the truth, the incumbent Cypress directors are still covering up the Board’s mishandling of Bingham’s irreconcilable conflicts. We are committed to presenting the whole story to the Cypress stockholders and we will continue to push forward with our efforts to secure appropriate relief from the Delaware Court to share all relevant information with the Cypress stockholders prior to the annual meeting on June 8, 2017.

We appreciate your support and strongly recommend your prompt vote on the GOLD Proxy FOR Dan McCranie and Camillo Martino to be elected to the Cypress Board.

Sincerely,

/s/ J. Daniel McCranie	/s/ Camillo Martino	/s/ T.J. Rodgers
J. Daniel McCranie	Camillo Martino	T.J. Rodgers

MAKE YOUR VIEWS CLEAR TO THE BOARD BY AUTHORIZING A PROXY TO VOTE FOR EACH PROPOSAL BY FOLLOWING THE INSTRUCTIONS ON THE GOLD PROXY CARD. IF YOU JUST SIGN AND RETURN THE GOLD CARD, YOUR VOTES WILL BE MADE ACCORDING TO THE GOLD CARD RECOMMENDATIONS.

DO NOT RETURN ANY WHITE PROXY CARD THAT YOU MAY RECEIVE FROM THE COMPANY RELATING TO THE ANNUAL MEETING, EVEN AS A PROTEST VOTE.

IF YOU HAVE ALREADY SUBMITTED A WHITE PROXY CARD TO THE COMPANY RELATING TO THE ANNUAL MEETING, IT IS NOT TOO LATE TO CHANGE YOUR VOTE. TO REVOKE YOUR PRIOR PROXY AND CHANGE YOUR VOTE, SIMPLY SIGN, DATE AND RETURN THE GOLD PROXY CARD.

For more information about the CypressFirst nominees, please read the CypressFirst Proxy Statement. The CypressFirst Proxy Statement, the Post-Trial Opinion (http://cypressfirst.com/pdf/Post-Trial-Opinion.pdf) of the Delaware Court of Chancery in the Section 220 litigation, and Rodgers’s Complaint (http://cypressfirst.com/pdf/Second-Complaint.pdf) against the Cypress Board of Directors for their misstatements and omissions in Cypress’ proxy materials, and other related materials are online at www.CypressFirst.com.

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CypressFirst@mackenziepartners.com

HELP LINE Toll-Free (800) 322-2885

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